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                          FUND PARTICIPATION AGREEMENT


This Agreement is entered into as of the 1st day of May, 2002, between Modern Woodmen of America, a fraternal benefit society organized under the laws of the State of Illinois (the "Society"), and each of Dreyfus Variable Investment Fund and The Dreyfus Socially Responsible Growth Fund, Inc. (the "Fund").

                                    ARTICLE I
                                   DEFINITIONS

1.1  "Act" shall mean the Investment Company Act of 1940, as amended.

1.2 "Board" shall mean the Board of Directors or Trustees, as the case may be, of a Fund, which has the responsibility for management and control of the Fund.

1.3 "Business Day" shall mean any day for which a Fund calculates net asset value per Share (as defined below) as described in the Fund's Prospectus.

1.4  "Commission" shall mean the Securities and Exchange Commission.

1.5 "Contract" shall mean a variable annuity or variable life insurance contract that uses any Participating Fund (as defined below) as an underlying investment medium. Individuals who participate under a group Contract are "Participants."

1.6 "Contractholder" shall mean any entity that is a party to a Contract with a Participating Company (as defined below).

1.7 "Disinterested Board Members" shall mean those members of the Board of a Fund that are not deemed to be "interested persons" of the Fund, as defined by the Act.

1.8 "Dreyfus" shall mean The Dreyfus Corporation and its affiliates, including Dreyfus Service Corporation.

1.9 The "Society's General Account(s)" shall mean the general account(s) of the Society and its affiliates that invest in Shares (as defined below) of a Participating Fund.

1.10 "Participating Companies" shall mean any insurance company (including the Society) that offers variable annuity and/or variable life insurance contracts to the public and that has entered into an agreement with one or more of the Funds.

1.11 "Participating Fund" shall mean each Fund, including, as applicable, any series thereof, specified in Exhibit A, as such Exhibit may be amended from time to time by agreement of the parties hereto, the Shares (as defined below) of which


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     are available to serve as the underlying investment medium for the aforesaid Contracts.

1.12 "Prospectus" shall mean the current prospectus and statement of additional information of a Fund, relating to its Shares (as defined below), as most recently filed with the Commission.

1.13 "Separate Accounts" shall mean Modern Woodmen of America Variable Account and Modern Woodmen of America Variable Annuity Account, separate accounts established by the Society in accordance with the laws of the State of Illinois.

1.14 "Shares" shall mean (i) each class of shares of a Participating Fund set forth on Exhibit A next to the name of such Participating Fund, as such Exhibit may be revised from time to time, or (ii) if no class of shares is set forth on Exhibit A next to the name of such Participating Fund, the shares of the Participating Fund.

1.15 "Software Program" shall mean the software program used by a Fund for providing Fund and account balance information including net asset value per Share. Such Program may include the Lion System. In situations where the Lion System or any other Software Program used by a Fund is not available, such information may be provided by telephone. The Lion System shall be provided to the Society at no charge.


                                   ARTICLE II
                                 REPRESENTATIONS

2.1 The Society represents and warrants that (a) it is a fraternal benefit society duly organized and in good standing under applicable law; (b) it has legally and validly established the Separate Accounts pursuant to the insurance laws of the State of Illinois and the regulations thereunder for the purpose of offering to the public certain individual and group variable annuity and variable life insurance contracts; (c) it has registered each Separate Account as a unit investment trust under the Act to serve as the segregated investment account for the Contracts; and (d) the Separate Accounts are eligible to invest in Shares of each Participating Fund without such investment disqualifying any Participating Fund as an investment medium for insurance company separate accounts supporting variable annuity contracts or variable life insurance contracts.

2.2 The Society represents and warrants that (a) the Contracts will be described in a registration statement filed under the Securities Act of 1933, as amended ("1933 Act"); (b) the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws; and (c) the sale of the Contracts shall comply in all material respects with state insurance law requirements. The Society agrees to notify each Participating Fund promptly of any investment


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         restrictions imposed by state insurance law and applicable to the
         Participating Fund.

2.3 The Society represents and warrants that the income, gains and losses, whether or not realized, from assets allocated to the Separate Accounts are, in accordance with the applicable Contracts, to be credited to or charged against such Separate Accounts without regard to other income, gains or losses from assets allocated to any other accounts of the Society. The Society represents and warrants that the assets of the Separate Accounts are and will be kept separate from the Society's General Account and any other separate accounts the Society may have, and will not be charged with liabilities from any business that the Society may conduct or the liabilities of any companies affiliated with the Society.

2.4 Each Participating Fund represents that it is registered with the Commission under the Act as an open-end, management investment company and possesses, and shall maintain, all legal and regulatory licenses, approvals, consents and/or exemptions required for the Participating Fund to operate and offer its Shares as an underlying investment medium for Participating Companies.

2.5 Each Participating Fund represents that it is currently qualified as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), and that it will make every effort to maintain such qualification (under Subchapter M or any successor or similar provision) and that it will notify the Society immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

2.6 The Society represents and agrees that the Contracts are currently, and at the time of issuance will be, treated as life insurance contracts or annuity contracts, whichever is appropriate, under applicable provisions of the Code, and that it will make every effort to maintain such treatment and that it will notify each Participating Fund and Dreyfus immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future. The Society agrees that any prospectus offering a Contract that is a "modified endowment contract," as that term is defined in Section 7702A of the Code, will identify such Contract as a modified endowment contract .

2.7 Each Participating Fund agrees that its assets shall be managed and invested in a manner that complies with the requirements of Section 817(h) of the Code.

2.8 The Society agrees that each Participating Fund shall be permitted (subject to the other terms of this Agreement) to make its shares available to other Participating Companies and Contractholders.


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2.9      Each Participating Fund represents and warrants that any of its directors, trustees, officers, employees, investment advisers, and other individuals/entities who deal with the money and/or securities of the Participating Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Participating Fund in an amount not less than that required by Rule 17g-1 under the Act. The aforesaid Bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

2.10 The Society represents and warrants that all of its employees and agents who deal with the money and/or securities of each Participating Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage in an amount not less than the coverage required to be maintained by the Participating Fund. The aforesaid Bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

2.11 The Society agrees that Dreyfus shall be deemed a third party beneficiary under this Agreement and may enforce any and all rights conferred by virtue of this Agreement.

2.12 The Society represents and warrants that it meets the available definitions of an insurance company for the purposes of Section 817(h) of the Code and the regulations thereunder, and nothing in the definitions precludes that status simply because Society is not taxed as an insurance company by virtue of its fraternal activities and lodge system of organization.


                                   ARTICLE III
                                   FUND SHARES

3.1 The Contracts funded through the Separate Accounts will provide for the investment of certain amounts in Shares of each Participating Fund.

3.2 Each Participating Fund agrees to make its Shares available for purchase at the then applicable net asset value per Share by the Society and the Separate Accounts on each Business Day pursuant to rules of the Commission. Notwithstanding the foregoing, each Participating Fund may refuse to sell its Shares to any person, or suspend or terminate the offering of its Shares, if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of its Board, acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, necessary and in the best interests of the Participating Fund's shareholders.

3.3 Each Participating Fund agrees that shares of the Participating Fund will be sold only to (a) Participating Companies and their separate accounts or (b) "qualified pension or retirement plans" as determined under Section 817(h)(4) of the Code.


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         Except as otherwise set forth in this Section 3.3, no shares of any
         Participating Fund will be sold to the general public.

3.4 Each Participating Fund shall use its best efforts to provide closing net asset value, dividend and capital gain information on a per Share basis to the Society by 6:00 p.m. Eastern time on each Business Day. Any material errors in the calculation of net asset value, dividend and capital gain information shall be reported immediately upon discovery to the Society. Non-material errors will be corrected in the next Business Day's net asset value per Share.

3.5 At the end of each Business Day, the Society will use the information described in Sections 3.2 and 3.4 to calculate the unit values of the Separate Accounts for the day. Using this unit value, the Society will process the day's Separate Account transactions received by it by the close of trading on the floor of the New York Stock Exchange (currently 4:00 p.m. Eastern time) to determine the net dollar amount of the Shares of each Participating Fund that will be purchased or redeemed at that day's closing net asset value per Share. The net purchase or redemption orders will be transmitted to each Participating Fund by the Society by 11:00 a.m. Eastern time on the Business Day next following the Society's receipt of that information. Subject to Sections 3.6 and 3.8, all purchase and redemption orders for the Society's General Accounts shall be effected at the net asset value per Share of each Participating Fund next calculated after receipt of the order by the Participating Fund or its Transfer Agent.

3.6 Each Participating Fund appoints the Society as its agent for the limited purpose of accepting orders for the purchase and redemption of Shares of the Participating Fund for the Separate Accounts. Each Participating Fund will execute orders at the applicable net asset value per Share determined as of the close of trading on the day of receipt of such orders by the Society acting as agent ("effective trade date"), provided that the Participating Fund receives notice of such orders by 11:00 a.m. Eastern time on the next following Business Day and, if such orders request the purchase of Shares of the Participating Fund, the conditions specified in Section 3.8, as applicable, are satisfied. A redemption or purchase request that does not satisfy the conditions specified above and in Section 3.8, as applicable, will be effected at the net asset value per Share computed on the Business Day immediately preceding the next following Business Day upon which such conditions have been satisfied in accordance with the requirements of this Section and Section 3.8. The Society represents and warrants that all orders submitted by the Society for execution on the effective trade date shall represent purchase or redemption orders received from Contractholders prior to the close of trading on the New York Stock Exchange on the effective trade date.

3.7 The Society will make its best efforts to notify each applicable Participating Fund in advance of any unusually large purchase or redemption orders.


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3.8      If the Society's order requests the purchase of Shares of a
         Participating Fund, the Society will pay for such purchases by wiring Federal Funds to the Participating Fund or its designated custodial account on the day the order is transmitted. The Society shall make all reasonable efforts to transmit to the applicable Participating Fund payment in Federal Funds by 12:00 noon Eastern time on the Business Day the Participating Fund receives the notice of the order pursuant to
         Section 3.5. Each applicable Participating Fund will execute such orders at the applicable net asset value per Share determined as of the close of trading on the effective trade date if the Participating Fund receives payment in Federal Funds by 12:00 midnight Eastern time on the Business Day the Participating Fund receives the notice of the order pursuant to Section 3.5. If payment in Federal Funds for any purchase is not received or is received by a Participating Fund after 12:00 noon Eastern time on such Business Day, the Society shall promptly, upon each applicable Participating Fund's request, reimburse the respective Participating Fund for any charges, costs, fees, interest or other expenses incurred by the Participating Fund in connection with any advances to, or borrowings or overdrafts by, the Participating Fund, or any similar expenses incurred by the Participating Fund, as a result of portfolio transactions effected by the Participating Fund based upon such purchase request. If the Society's order requests the redemption of any Shares of a Participating Fund valued at or greater than $1 million dollars, the Participating Fund will wire such amount to the Society within seven days of the order.

3.9 Each Participating Fund has the obligation to ensure that its Shares are registered with applicable federal agencies at all times.

3.10 Each Participating Fund will confirm each purchase or redemption order made by the Society. Transfers of Shares of a Participating Fund will be by book entry only. No share certificates will be issued to the Society. The Society will record Shares ordered from a Participating Fund in an appropriate title for the corresponding account.

3.11 Each Participating Fund shall credit the Society with the appropriate number of Shares.

3.12 On each ex-dividend date of a Participating Fund or, if not a Business Day, on the first Business Day thereafter, each Participating Fund shall communicate to the Society the amount of dividend and capital gain, if any, per Share. All dividends and capital gains shall be automatically reinvested in additional Shares of the applicable Participating Fund at the net asset value per Share on the ex-dividend date. Each Participating Fund shall, on the day after the ex-dividend date or, if not a Business Day, on the first Business Day thereafter, notify the Society of the number of Shares so issued.


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                                   ARTICLE IV
                             STATEMENTS AND REPORTS

4.1 Each Participating Fund shall provide monthly statements of account as of the end of each month for all of the Society's accounts by the fifteenth
       (15th) Business Day of the following month.

4.2 Each Participating Fund shall distribute to the Society copies of the Participating Fund's Prospectuses, proxy materials, notices, periodic reports and other printed materials (which the Participating Fund customarily provides to the holders of its Shares) in quantities as the Society may reasonably request for distribution to each Contractholder and Participant. The Society may elect to print the Participating Fund's prospectus and/or its statement of additional information in combination with other fund companies' prospectuses and statements of additional information, which are also offered in the Society's insurance product at its own cost. At the Society's request, the Participating Fund will provide, in lieu of printed documents, camera-ready copy or diskette of prospectuses, annual and semi-annual reports for printing by the Society.

4.3 Each Participating Fund will provide to the Society at least one complete copy of all registration statements, Prospectuses, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Participating Fund or its Shares (except for such materials that are designed only for a class of shares of a Participating Fund not offered to the Society pursuant to this Agreement), contemporaneously with the filing of such document with the Commission or other regulatory authorities.

4.4 The Society will provide to each Participating Fund at least one copy of all registration statements, Prospectuses, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Contracts or the Separate Accounts, contemporaneously with the filing of such document with the Commission.

4.5 The Society will provide Participating Funds on a semi-annual basis, or more frequently as reasonably requested by the Participating Funds, with a current tabulation of the number of existing Variable Contract owners of the Society whose Variable Contract values are invested in the Participating Funds. This tabulation will be sent to Participating Funds in the form of a letter signed by a duly authorized officer of the Society attesting to the accuracy of the information contained in the letter.

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                                    ARTICLE V
                                    EXPENSES

5.1 The charge to each Participating Fund for all expenses and costs of the Participating Fund, including but not limited to management fees, Rule 12b-1 fees, if any, administrative expenses and legal and regulatory costs, will be included in the determination of the Participating Fund's daily net asset value per Share.

5.2 Except as provided in Article IV and V, in particular in the next sentence, the Society shall not be required to pay directly any expenses of any Participating Fund or expenses relating to the distribution of its Shares. The Society shall pay the following expenses or costs:

              a. Such amount of the production expenses of any Participating Fund materials, including the cost of printing a Participating Fund's Prospectus, or marketing materials for prospective Society Contractholders and Participants as Dreyfus and the Society shall agree from time to time.

              b. Distribution expenses of any Participating Fund materials or marketing materials for prospective Society Contractholders and Participants.

              c. Distribution expenses of any Participating Fund materials or marketing materials for Society Contractholders and Participants.

       A Participating Fund's principal underwriter may pay the Society, or the broker-dealer acting as principal underwriter for the Society's Contracts, for distribution and other services related to the Shares of the Participating Fund pursuant to any distribution plan adopted by the Participating Fund in accordance with Rule 12b-1 under the Act, subject to the terms and conditions of an agreement between the Participating Fund's principal underwriter and the Society or the principal underwriter for the Society's Contracts, as applicable, related to such plan.

       Except as provided herein, all other expenses of each Participating Fund shall not be borne by the Society.

                                   ARTICLE VI
                                EXEMPTIVE RELIEF

6.1 The Society has reviewed a copy of the order dated February 5, 1998 of the Commission under Section 6(c) of the Act with respect to Dreyfus Variable Investment Fund and The Socially Responsible Growth Fund, Inc., and, in particular, has reviewed the conditions to the relief set forth in the Notice. As set forth therein, if Dreyfus Variable Investment Fund or The Dreyfus Socially

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       Responsible Growth Fund, Inc. is a Participating Fund, the Society
       agrees, as applicable, to report any potential or existing conflicts promptly to the Board of Dreyfus Variable Investment Fund or The Dreyfus Socially Responsible Growth Fund, Inc., and, in particular, whenever contract voting instructions are disregarded, and recognizes that it will be responsible for assisting the Board in carrying out its responsibilities under such application. The Society agrees to carry out such responsibilities with a view to the interests of existing Contractholders.

6.2 If a majority of the Board, or a majority of Disinterested Board Members, determines that a material irreconcilable conflict exists with regard to Contractholder investments in a Participating Fund, the Board shall give prompt notice to all Participating Companies and any other Participating Fund. If the Board determines that the Society is responsible for causing or creating said conflict, the Society shall at its sole cost and expense, and to the extent reasonably practicable (as determined by a majority of the Disinterested Board Members), take such action as is necessary to remedy or eliminate the irreconcilable material conflict. Such necessary action may include, but shall not be limited to:

              a. Withdrawing the assets allocable to the Separate Accounts from the Participating Fund and reinvesting such assets in another Participating Fund (if applicable) or a different investment medium, or submitting the question of whether such segregation should be implemented to a vote of all affected Contractholders; and/or

              b. Establishing a new registered management investment company.

6.3 If a material irreconcilable conflict arises as a result of a decision by the Society to disregard Contractholder voting instructions and said decision represents a minority position or would preclude a majority vote by all Contractholders having an interest in a Participating Fund, the Society may be required, at the Board's election, to withdraw the investments of the Separate Accounts in that Participating Fund.

6.4 For the purpose of this Article, a majority of the Disinterested Board Members shall determine whether or not any proposed action adequately remedies any irreconcilable material conflict, but in no event will any Participating Fund be required to bear the expense of establishing a new funding medium for any Contract. The Society shall not be required by this Article to establish a new funding medium for any Contract if an offer to do so has been declined by vote of a majority of the Contractholders materially adversely affected by the irreconcilable material conflict.

6.5 No action by the Society taken or omitted, and no action by the Separate Accounts or any Participating Fund taken or omitted as a result of any act or

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       failure to act by the Society pursuant to this Article VI, shall relieve the Society of its obligations under, or otherwise affect the operation of, Article V.

                                   ARTICLE VII
                       VOTING SHARES OF PARTICIPATING FUND

7.1 Each Participating Fund shall provide the Society with copies, at no cost to the Society, of the Participating Fund's proxy materials, reports to shareholders and other communications to shareholders (except for such materials that are designed only for a class of shares of a Participating Fund not offered to the Society pursuant to this Agreement) in such quantity as the Society shall reasonably require for distributing to Contractholders or Participants.

       The Society shall:

              (a) solicit voting instructions from Contractholders or Participants on a timely basis and in accordance with applicable law;

              (b) vote the Shares of the Participating Fund in accordance with instructions received from Contractholders or Participants; and

              (c) vote the Shares of the Participating Fund for which no instructions have been received in the same proportion as Shares of the Participating Fund for which instructions have been received.

       The Society agrees at all times to vote Shares held by the Society's General Account in the same proportion as Shares of the Participating Fund for which instructions have been received from Contractholders or Participants. The Society further agrees to be responsible for assuring that voting the Shares of the Participating Fund for the Separate Accounts is conducted in a manner consistent with other Participating Companies.

7.2 The Society agrees that it shall not, without the prior written consent of each applicable Participating Fund and Dreyfus, solicit, induce or encourage Contractholders to (a) change or supplement the Participating Fund's current investment adviser or (b) change, modify, substitute, add to or delete from the current investment media for the Contracts.

                                  ARTICLE VIII
                          MARKETING AND REPRESENTATIONS

8.1 Each Participating Fund or its principal underwriter shall periodically furnish the Society with the following documents relating to the Shares of the Participating Fund, in quantities as the Society may reasonably request:

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       a.     Current Prospectus and any supplements thereto; and

       b.     Other marketing materials.

       Expenses for the production of such documents shall be borne by the Society in accordance with Section 5.2 of this Agreement.

8.2 The Society shall designate certain persons or entities that shall have the requisite licenses to solicit applications for the sale of Contracts. No representation is made as to the number or amount of Contracts that are to be sold by the Society. The Society shall make reasonable efforts to market the Contracts and shall comply with all applicable federal and state laws in connection therewith.

8.3 The Society shall furnish, or shall cause to be furnished, to each applicable Participating Fund or its designee, each piece of sales literature or other promotional material in which the Participating Fund, its investment adviser or the administrator is named, at least fifteen Business Days prior to its use. No such material shall be used unless the Participating Fund or its designee approves such material. Such approval (if given) must be in writing and shall be presumed not given if not received within ten Business Days after receipt of such material. Each applicable Participating Fund or its designee, as the case may be, shall use all reasonable efforts to respond within ten days of receipt.

8.4 The Society shall not give any information or make any representations or statements on behalf of a Participating Fund or concerning a Participating Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement or Prospectus of, as may be amended or supplemented from time to time, or in reports or proxy statements for, the applicable Participating Fund, or in sales literature or other promotional material approved by the applicable Participating Fund.

8.5 Each Participating Fund shall furnish, or shall cause to be furnished, to the Society, each piece of the Participating Fund's sales literature or other promotional material in which the Society or the Separate Accounts are named, at least fifteen Business Days prior to its use. No such material shall be used unless the Society approves such material. Such approval (if given) must be in writing and shall be presumed not given if not received within ten Business Days after receipt of such material. The Society shall use all reasonable efforts to respond within ten days of receipt.

8.6 Each Participating Fund shall not, in connection with the sale of Shares of the Participating Fund, give any information or make any representations on behalf of the Society or concerning the Society, the Separate Accounts, or the Contracts other than the information or representations contained in a registration statement or prospectus for the Contracts, as may be amended or supplemented from time to

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       time, or in published reports for the Separate Accounts that are in the public domain or approved by the Society for distribution to Contractholders or Participants, or in sales literature or other promotional material approved by the Society.

8.7 For purposes of this Agreement, the phrase "sales literature or other promotional material" or words of similar import include, without limitation, advertisements (such as material published, or designed for use, in a newspaper, magazine or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures or other public media), sales literature (such as any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, or reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, statements of additional information, shareholder reports and proxy materials, and any other material constituting sales literature or advertising under National Association of Securities Dealers, Inc. rules, the Act or the 1933 Act.

                                   ARTICLE IX
                                 INDEMNIFICATION

9.1 The Society agrees to indemnify and hold harmless each Participating Fund, Dreyfus, each respective Participating Fund's investment adviser and sub-investment adviser (if applicable), each respective Participating Fund's distributor, and their respective affiliates, and each of their directors, trustees, officers, employees, agents and each person, if any, who controls or is associated with any of the foregoing entities or persons within the meaning of the 1933 Act (collectively, the "Indemnified Parties" for purposes of Section 9.1), against any and all losses, claims, damages or liabilities joint or several (including any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted) for which the Indemnified Parties may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in information furnished by the Society for use in the registration statement or Prospectus or sales literature or advertisements of the respective Participating Fund or with respect to the Separate Accounts or Contracts, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) arise out of or as a result of conduct, statements or representations (other than statements or representations contained in the Prospectus and sales literature or advertisements of the respective Participating Fund) of the Society or its agents, with respect to

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       the sale and distribution of Contracts for which the Shares of the respective Participating Fund are an underlying investment; (iii) arise out of the wrongful conduct of the Society or persons under its control with respect to the sale or distribution of the Contracts or the Shares of the respective Participating Fund; (iv) arise out of the Society's incorrect calculation and/or untimely reporting of net purchase or redemption orders; or (v) arise out of any breach by the Society of a material term of this Agreement or as a result of any failure by the Society to provide the services and furnish the materials or to make any payments provided for in this Agreement. The Society will reimburse any Indemnified Party in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that with respect to clauses (i) and (ii) above The Society will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission or alleged omission made in such registration statement, prospectus, sales literature, or advertisement in conformity with written information furnished to the Society by the respective Participating Fund specifically for use therein. This indemnity agreement will be in addition to any liability which the Society may otherwise have.

9.2 Each Participating Fund and The Dreyfus Corporation severally agree to indemnify and hold harmless the Society and each of its directors, officers, employees, agents and each person, if any, who controls the Society within the meaning of the 1933 Act against any losses, claims, damages or liabilities to which the Society or any such director, officer, employee, agent or controlling person may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or Prospectus or sales literature or advertisements of the respective Participating Fund; (ii) arise out of or are based upon the omission to state in the registration statement or Prospectus or sales literature or advertisements of the respective Participating Fund any material fact required to be stated therein or necessary to make the statements therein not misleading; or
       (iii) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or Prospectus or sales literature or advertisements with respect to the Separate Accounts or the Contracts and such statements were based on information provided to the Society by the respective Participating Fund; and the respective Participating Fund will reimburse any legal or other expenses reasonably incurred by the Society or any such director, officer, employee, agent or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the respective Participating Fund will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or omission or alleged omission made in such registration statement, Prospectus, sales literature or advertisements in conformity with written information furnished to the respective Participating Fund by the Society specifically for use therein.

       This indemnity agreement will be in addition to any liability which the respective Participating Fund may otherwise have.

9.3 Each Participating Fund severally shall indemnify and hold the Society harmless against any and all liability, loss, damages, costs or expenses which the Society may incur, suffer or be required to pay due to the respective Participating Fund's (i) incorrect calculation of the daily net asset value, dividend rate or capital gain distribution rate; (ii) incorrect reporting of the daily net asset value, dividend rate or capital gain distribution rate; and (iii) untimely reporting of the net asset value, dividend rate or capital gain distribution rate; provided that the respective Participating Fund shall have no obligation to indemnify and hold harmless the Society if the incorrect calculation or incorrect or untimely reporting was the result of incorrect information furnished by the Society or information furnished untimely by the Society or otherwise as a result of or relating to a breach of this Agreement by the Society.

9.4 Promptly after receipt by an indemnified party under this Article of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Article, notify the indemnifying party of the commencement thereof. The omission to so notify the indemnifying party will not relieve the indemnifying party from any liability under this Article IX, except to the extent that the omission results in a failure of actual notice to the indemnifying party and such indemnifying party is damaged solely as a result of the failure to give such notice. In case any such action is brought against any indemnified party, and it notified the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, assume the defense thereof, with counsel satisfactory to such indemnified party, and to the extent that the indemnifying party has given notice to such effect to the indemnified party and is performing its obligations under this Article, the indemnifying party shall not be liable for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation. Notwithstanding the foregoing, in any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent.

       A successor by law of the parties to this Agreement shall be entitled to the benefits of the indemnification contained in this Article IX. The provisions of this Article IX shall survive termination of this Agreement.

9.5 The Society shall indemnify and hold each respective Participating Fund, Dreyfus and sub-investment adviser of the Participating Fund harmless against any tax liability incurred by the Participating Fund under
       Section 851 of the Code arising from purchases or redemptions by the Society's General Account(s) or the account of its affiliates.

                                    ARTICLE X
                          COMMENCEMENT AND TERMINATION

10.1 This Agreement shall be effective as of the date hereof and shall continue in force until terminated in accordance with the provisions herein.

10.2   This Agreement shall terminate without penalty:

       a. As to any Participating Fund, at the option of the Society or the Participating Fund at any time from the date hereof upon 180 days' notice, unless a shorter time is agreed to by the respective Participating Fund and the Society;

       b. As to any Participating Fund, at the option of the Society, if Shares of that Participating Fund are not reasonably available to meet the requirements of the Contracts as determined by the Society. Prompt notice of election to terminate shall be furnished by the Society, said termination to be effective ten days after receipt of notice unless the Participating Fund makes available a sufficient number of Shares to meet the requirements of the Contracts within said ten-day period;

       c. As to a Participating Fund, at the option of the Society, upon the institution of formal proceedings against that Participating Fund by the Commission, National Association of Securities Dealers or any other regulatory body, the expected or anticipated ruling, judgment or outcome of which would, in the Society's reasonable judgment, materially impair that Participating Fund's ability to meet and perform the Participating Fund's obligations and duties hereunder. Prompt notice of election to terminate shall be furnished by the Society with said termination to be effective upon receipt of notice;

       d. As to a Participating Fund, at the option of each Participating Fund, upon the institution of formal proceedings against the Society by the Commission, National Association of Securities Dealers or any other regulatory body, the expected or anticipated ruling, judgment or outcome of which would, in the Participating Fund's reasonable judgment, materially impair the Society's ability to meet and perform the Society's obligations and duties hereunder. Prompt notice of election to terminate shall be furnished by such Participating Fund with said termination to be effective upon receipt of notice;

       e. As to a Participating Fund, at the option of that Participating Fund, if the Participating Fund shall determine, in its sole judgment reasonably exercised in good faith, that the Society has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and such material adverse change or material adverse publicity is likely to have a material adverse impact upon the business and operation of that Participating Fund or Dreyfus, such Participating Fund shall notify the Society in writing of such determination and its intent to terminate this Agreement, and after considering the actions taken by the Society and any other changes in circumstances since the giving of such notice, such determination of the Participating Fund shall continue to apply on the sixtieth (60th) day following the giving of such notice, which sixtieth day shall be the effective date of termination;

       f. As to a Participating Fund, at the option of the Society, if the Society shall determine, in its sole judgment reasonably exercised in good faith that the Participating Fund, its Investment Adviser or Distributor has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and such material adverse change or material adverse publicity is likely to have a material adverse impact upon the business and operations of the Society or its Separate Accounts, the Society shall notify the Participating Fund in writing of such determination and its intent to terminate this Agreement, and after considering the actions taken by the Participating Fund, its Investment Adviser or Distributor and any other changes in circumstances since the giving of such notice, such determination of the Society shall continue to apply to the sixtieth (60th) day following the giving of such notice, which sixtieth day shall be the effective date of termination;

       g. As to a Participating Fund, upon termination of the Investment Advisory Agreement between that Participating Fund and Dreyfus or its successors unless the Society specifically approves the selection of a new Participating Fund investment adviser. Such Participating Fund shall promptly furnish notice of such termination to the Society;

       h. As to a Participating Fund, in the event that Shares of the Participating Fund are not registered, issued or sold in accordance with applicable federal law, or such law precludes the use of such Shares as the underlying investment medium of Contracts issued or to be issued by the Society. Termination shall be effective immediately as to that Participating Fund only upon such occurrence without notice;

       i. At the option of a Participating Fund upon a determination by its Board in good faith that it is no longer advisable and in the best interests of shareholders of that Participating Fund to continue to operate pursuant to this Agreement. Termination pursuant to this Subsection (i) shall be effective upon notice by such Participating Fund to the Society of such termination;

       j. At the option of a Participating Fund if the Contracts cease to qualify as annuity contracts or life insurance contracts, as applicable, under the Code, or if such Participating Fund reasonably believes that the Contracts may fail to so qualify;

       k. At the option of any party to this Agreement, upon another party's breach of any material provision of this Agreement;

       l. At the option of a Participating Fund, if the Contracts are not registered, issued or sold in accordance with applicable federal and/or state law; or

       m. Upon assignment of this Agreement, unless made with the written consent of every other non-assigning party.

       Any such termination pursuant to Section 10.2a, 10.2d, 10.2e, 10.2f or 10.2k herein shall not affect the operation of Article V of this Agreement. Any termination of this Agreement shall not affect the operation of Article IX of this Agreement.

10.3   Notwithstanding any termination of this Agreement pursuant to Section
       10.2 hereof, each Participating Fund and Dreyfus may, at the option of the Participating Fund, continue to make available additional Shares of that Participating Fund for as long as the Participating Fund desires pursuant to the terms and conditions of this Agreement as provided below, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, if that Participating Fund and Dreyfus so elect to make additional Shares of the Participating Fund available, the owners of the Existing Contracts or the Society, whichever shall have legal authority to do so, shall be permitted to reallocate investments in that Participating Fund, redeem investments in that Participating Fund and/or invest in that Participating Fund upon the making of additional purchase payments under the Existing Contracts. In the event of a termination of this Agreement pursuant to Section 10.2 hereof, such Participating Fund and Dreyfus, as promptly as is practicable under the circumstances, shall notify the Society whether Dreyfus and that Participating Fund will continue to make Shares of that Participating Fund available after such termination. If such Shares of the Participating Fund continue to be made available after such termination, the provisions of this Agreement shall remain in effect and thereafter either of that Participating Fund or the Society may terminate the Agreement as to that Participating Fund, as so continued pursuant to this Section 10.3, upon prior written notice to the other party, such notice to be for a period that is reasonable under the circumstances but, if given by the Participating Fund, need not be for more than six months.

10.4 Termination of this Agreement as to any one Participating Fund shall not be deemed a termination as to any other Participating Fund unless the Society or such other Participating Fund, as the case may be, terminates this Agreement as to such other Participating Fund in accordance with this Article X.

                                   ARTICLE XI
                                   AMENDMENTS

11.1 Any other changes in the terms of this Agreement, except for the addition or deletion of any Participating Fund or class of Shares of a Participating Fund as specified in Exhibit A, shall be made by agreement in writing between the Society and each respective Participating Fund.

                                   ARTICLE XII
                                     NOTICE

12.1 Each notice required by this Agreement shall be given by certified mail, return receipt requested, to the appropriate parties at the following addresses:

       Society:             Modern Woodmen of America
                            1701 1st Avenue
                            Rock Island, IL 61201
                            Attn:  C. Ernest Beane, General Counsel

                            and

                            Modern Woodmen of America
                            c/o Farm Bureau Life Insurance Company
                            5400 University Avenue
                            West Des Moines, IA  50266
                            Attn:  Dennis M. Marker, Vice President - Investment
                                            Administration


       Participating Funds: [Name of Fund]
                            c/o The Dreyfus Corporation
                            200 Park Avenue
                            New York, New York  10166
                            Attn: General Counsel
      with copies to:       Stroock & Stroock & Lavan LLP
                            180 Maiden Lane
                            New York, New York  10038-4982
                            Attn:  Lewis G. Cole, Esq.
                            Stuart H. Coleman, Esq.


       Notice shall be deemed to be given on the date of receipt by the addresses as evidenced by the return receipt.

                                  ARTICLE XIII
                                  MISCELLANEOUS

13.1 This Agreement has been executed on behalf of each Fund by the undersigned officer of the Fund in his capacity as an officer of the Fund. The obligations of this Agreement shall only be binding upon the assets and property of the Fund and shall not be binding upon any director, trustee, officer or shareholder of the Fund individually. It is agreed that the obligations of the Funds are several and not joint, that no Fund shall be liable for any amount owing by another Fund and that the Funds have executed one instrument for convenience only.

                                   ARTICLE XIV
                                       LAW

14.1 This Agreement shall be construed in accordance with the internal laws of the State of New York, without giving effect to principles of conflict of laws.

                                   ARTICLE XV
                               FOREIGN TAX CREDITS

15.1 Each Participating Fund agrees to consult in advance with the Society concerning any decision to elect or not to pass through the benefit of any foreign tax credits to the Participating Fund's shareholders pursuant to Section 853 of the Code.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be duly executed and attested as of the date first above written.

                                                MODERN WOODMEN OF AMERICA
                                                LIFE INSURANCE COMPANY

                                                By: /s/ Clyde C. Schoeck
                                                    ---------------------------

                                                Its: President
                                                    ---------------------------

Attest: /s/ J.V. Standaert
       -----------------------
                                                DREYFUS VARIABLE INVESTMENT FUND

                                                By:  /s/ Steven F. Newman
                                                   -----------------------------

                                                Its:  Assistant Secretary
                                                    ----------------------------

Attest: /s/ Kathleen DeNicholas
       -------------------------
                                                THE DREYFUS SOCIALLY RESPONSIBLE
                                                GROWTH FUND, INC.

                                                By:  /s/ Steven F. Newman
                                                    --------------------------
                                                Its:  Secretary
                                                    --------------------------

Attest: /s/ Kathleen DeNicholas
       -------------------------

                                                          EXHIBIT A

                                                 LIST OF PARTICIPATING FUNDS


FUND NAME                                               SHARE CLASS
---------                                               -----------

Dreyfus Variable Investment Fund
      Appreciation Portfolio                            Initial Share Class
      Disciplined Stock Portfolio                       Initial Share Class
      Growth and Income Portfolio                       Initial Share Class
      Small Cap Portfolio                               Initial Share Class
      International Equity Portfolio                    Initial Share Class

The Dreyfus Socially Responsible Growth Fund, Inc.      Service Share Class

                        ADMINISTRATIVE SERVICES AGREEMENT


                  AGREEMENT effective as of the 1st day of May, 2002 by and between THE DREYFUS CORPORATION ("Dreyfus"), a New York corporation and MODERN WOODMEN OF AMERICA ("Client"), an Illinois fraternal benefit society.

WITNESSETH:

WHEREAS, each of the investment companies listed on Schedule A hereto, as such Schedule may be amended from time to time (collectively the "Dreyfus Funds," each a "Fund"), are investment companies registered under the Investment Company Act of 1940, as amended (the "Act"); and

WHEREAS, Client has entered into a Fund Participation Agreement (the "Participation Agreement") with each of the Dreyfus Funds listed on Schedule A hereto; and

WHEREAS, Dreyfus provides investment advisory and/or administrative services to the Dreyfus Funds; and

WHEREAS, Dreyfus Services Corporation ("DSC") is the distributor for the Dreyfus Funds; and

WHEREAS, the parties hereto have agreed to arrange separately for the performance of sub-accounting services for those owners of Client's variable life or variable annuity contracts ("Client Customers") which allocate their investments to subaccounts that correspond with the Client's purchase of shares of the Dreyfus Funds; and

WHEREAS, Dreyfus desires Client to perform such services and Client is willing and able to furnish such services on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter contained, each party hereto severally agrees as follows:

1. Client agrees to perform the administrative services specified in Exhibit A hereto (the "Administrative Services") for the benefit of the Client Customers who allocate their investments to subaccounts of variable life and/or annuity contracts that correspond with the certain Dreyfus Funds. Client will purchase Dreyfus Fund shares for such subaccounts of the separate accounts that fund certain variable annuity and/or variable life contracts. The shares will be held in these separate accounts and each such separate account will be referred to as a "Master Account."

2. Client represents and agrees that it will maintain and preserve all records as required by law to be maintained and preserved in connection with providing the Administrative Services, and will otherwise comply with all laws, rules and regulations applicable to the Administrative Services. Upon the request of Dreyfus or its representatives, Client shall provide copies (at Dreyfus's expense) of all the historical records relating to transactions by Client Customers in the subaccounts which correspond with shares of the Dreyfus Funds purchased through the Master Account, and written communications regarding the Fund(s) to or from such Client Customers and other materials, in each case as may reasonably be requested to enable Dreyfus or its representatives, including without limitation its auditors, legal counsel or distributor, to monitor and review the Administrative Services, or to comply with any request of the board of directors, or trustees or general partners (collectively, the "Directors") of any Fund or of a governmental body, self-regulatory organization or a shareholder. Client agrees that it will permit Dreyfus, the Dreyfus Funds or their representatives to have reasonable access to its personnel and records in order to facilitate the monitoring of the quality of the services.

3. Client may, with the consent of Dreyfus, contract with or establish relationships with other parties for the provision of the Administrative Services or other activities of Client required by the Agreement, provided that Client shall be fully responsible for the acts and omissions of such other parties.

4. Client hereby agrees to notify Dreyfus promptly if for any reason it is unable to perform fully and promptly any of its obligations under this Agreement.

5. Client represents and warrants that it will only purchase shares of the Dreyfus Funds for the purpose of funding the subaccounts of its separate accounts. Client represents and warrants that it will not vote such Dreyfus Fund shares registered in its name or the name of its separate accounts on its own behalf (so long as the SEC requires pass-through voting.) Client further represents that it is not registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the "1934 Act") or any applicable state securities laws nor as a transfer agent under the 1934 Act nor is it required to be so registered to enter into or perform the Administrative Services contemplated under this Agreement.

6. The provisions of the Agreement shall in no way limit the authority of Dreyfus, or any Dreyfus Fund or DSC to take such action as any of such parties may deem appropriate or advisable in connection with all matters relating to the operations of any of such Funds and/or sale of its shares.

7. In consideration of the performance of the Administrative Services by Client, Dreyfus agrees to pay Client a monthly fee at an annual rate which shall equal the percentage value, as set forth in Exhibit A, of each Fund's average daily net assets maintained in the Master Account for Client Customers. Payment shall be made within 30 days following the end of each month.

8. Client shall indemnify and hold harmless the Dreyfus Funds, Dreyfus, DSC, and each of their respective officers, directors, employees and agents from and against any and all losses, claims, damages, expenses, or liabilities that any one or more of them may incur, including without limitation reasonable attorneys' fees, willful malfeasance or negligence in the performance of the Client's duties or by reason of the Client's failure to fulfill its obligations under this Agreement, provided that such failure is not the result of any action by the Dreyfus Funds, Dreyfus or DSC. Client shall not be liable under this indemnification provision with respect to any losses incurred or assessed against Client as such may arise from the Dreyfus Funds, Dreyfus or DSC's willful malfeasance or negligence.

9. This Agreement may be terminated without penalty at any time by Client or by Dreyfus as to all of the Dreyfus Funds collectively, upon 90 days written notice to the other party. The provisions of paragraph 2 and paragraph 8 shall continue in full force and effect after termination of this Agreement. Notwithstanding the foregoing, this Agreement shall not require Client to preserve any records (in any medium or format) relating to this Agreement beyond the time periods otherwise required by the laws to which Client or the Dreyfus Funds are subject provided that such records shall be offered to the Dreyfus Funds in the event Client decides to no longer preserve such records following such time periods.

10. After the date of any termination of this Agreement in accordance with paragraph 9, no fee will be due with respect to any amounts first placed in the Master Account for Client Customers after the date of such termination. However, notwithstanding any such termination, Dreyfus will remain obligated to pay Client the fee specified in paragraph 7 with respect to the value of each Fund's average daily net assets maintained in the Master Account as of the date of such termination, for so long as such amounts are held in the Master Account and Client continues to provide the Administrative Services with respect to such amounts in conformity with this Agreement. This Agreement, or any provision hereof, shall survive termination to the extent necessary for each party to perform its obligations with respect to amounts for which a fee continues to be due subsequent to such termination.

11. Any notice provided under this agreement shall be sufficiently given when sent by registered or certified mail to the other party at the address of that other party set forth below or at such other address as the other party, may from time to time specify in writing.

If to Dreyfus:

         (Name of Fund)
         c/o The Dreyfus Corporation
         200 Park Avenue
         New York, NY   10166
         Attn: General Counsel

With copies to:

         Strook, Strook & Lavan
         180 Maiden Lane
         New York, NY  10038-4892
         Attn:  Lewis G. Cole, Esq
                Stuart H. Coleman, Esq.

If to the Society:

         Modern Woodmen of America
         1701 1st Avenue

         Rock Island, IL  61201
         Attn:  C. Ernest Beane, General Counsel

         and

         Modern Woodmen of America
         c/o Farm Bureau Life Insurance Company
         5400 University Avenue
         West Des Moines, IA  50266
         Attn:  Dennis M. Marker, Vice President - Investment Administration

12. Dreyfus may add to the Dreyfus Funds any other investment company for which Dreyfus serves as investment adviser or administrator by giving written notice to Client that it has elected to do so.

13. Client understands and agrees that the obligations of Dreyfus under this Agreement are not binding upon any of the Dreyfus Funds, upon any of their Board members or upon any shareholder of any of the Funds.

14. It is understood and agreed that in performing the services under this Agreement Client, acting in its capacity described herein, shall at no time be acting as an agent for Dreyfus or DSC or any of the Dreyfus Funds. Client agrees, and agrees to cause its agents, not to make any representations concerning a Fund except those contained in the Fund's then-current prospectus or in current sales literature furnished by the Fund, Dreyfus or DSC to Client.

15. This Agreement, including the provisions set forth herein in paragraph 7, may only be amended pursuant to a written instrument signed by the party to be charged. This Agreement may not be assigned by a party hereto, by operation of law or otherwise, without the prior, written consent of the other party.

16. This Agreement shall be governed by the laws of the State of New York, without giving effect to the principles of conflicts of law of such jurisdiction.

17. This Agreement, including its Exhibit and Schedule, constitutes the entire agreement between the parties with respect to the matters dealt with herein, and supersedes any previous agreements and documents with respect to such matters.


IN WITNESS HEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

MODERN WOODMEN OF AMERICA

By:      /s/ Clyde C. Schoeck
         ----------------------------------------
         Authorized Signatory
         Clyde C. Schoeck, President

Print or Type Name

THE DREYFUS CORPORATION

By:  /s/ William Maresca
   ---------------------------
     Authorized Signatory

William Maresca, Controller
------------------------------
Print or Type Name

                                   SCHEDULE A

FUND NAME                            FEE AT AN ANNUAL RATE AS A
                                       PERCENTAGE OF THE AVERAGE DAILY
                                       NET ASSET VALUE OF EACH FUND (HELD ON
                                       BEHALF OF CLIENT CUSTOMERS)

Dreyfus Variable Investment Fund
         Appreciation Portfolio - Initial Shares              *
         Disciplined Stock Portfolio - Initial Shares              *
         International Equity Portfolio - Initial Shares      *
         Growth and Income Portfolio - Initial Shares         *
         Small Cap Portfolio - Initial Shares                      *


*    .15% of average daily net assets up to $50 million

*    .20% of average daily net assets from $50 million up to $150 million

*    .25% of average daily net assets of $150 million and greater

                                    EXHIBIT A

Pursuant to the Agreement by and among the parties hereto, Client shall perform the following Administrative Services:

1. Maintain separate records for each Client Customer, which records shall reflect units purchased and redeemed and unit values of the investment divisions which correspond with shares of the Dreyfus Funds purchased by Client's separate account. Client shall also maintain records of the Client's separate account which reflect the total shares purchased and redeemed and the Client's separate account's share balance. Client shall maintain the Master Account with the transfer agent of the Fund on behalf of the Client's separate account and such Master Account shall be in the name of Client or the separate account as the record owner of the shares.

2. For each Fund, disburse or credit to Client Customers all proceeds of redemptions of shares of the Fund and all dividends and other distributions not reinvested in shares of the Funds.

3. Prepare and transmit to Client Customers periodic account statements showing the total number of units owned by the Customer as of the statement closing date, purchases and redemptions of Fund shares by the Customer during the period covered by the statement, and the dividends and other distributions paid to the Customer during the statement period (whether paid in cash or reinvested in Fund shares).

4. Transmit to Client Customers proxy materials and reports and other information received by Client from any of the Funds and required to be sent to shareholders under the federal securities laws and, upon request of the Fund's transfer agent, transmit to Client Customers material fund communications deemed by the Fund, through its Board of Directors or other similar governing body, to be necessary and proper for receipt by all fund beneficial shareholders.

5. Transmit to the Fund's transfer agent purchase and redemption orders on behalf of Client Customers.

[MODERN WOODMEN OF AMERICA LETTERHEAD]

April 16, 2002

Dreyfus Service Corporation
200 Park Avenue
New York, New York 10166

Gentlemen:

We wish to enter into an Agreement with you with respect to our providing distribution, advertising and marketing assistance and shareholder services relating to the Service shares of each series of the management investment companies (each a "Fund") set forth on Schedule A hereto, as such Schedule may be revised from time to time, or if no series are set forth on such Schedule, the Fund, for which you are the principal underwriter as defined in the Investment Company Act of 1940, as amended (the "Act"), and the exclusive agent for the continuous distribution of shares of the Funds pursuant to the terms of a Distribution Agreement between you and the Fund.

The terms and conditions of this Agreement are as follows:

1. We agree to provide distribution, advertising and marketing assistance relating to the Service shares of the Funds and shareholder services for the benefit of owners of variable annuity contracts and variable life insurance contracts (together, "variable insurance products") we issue through our separate accounts that invest in the Service shares of the Funds ("owners"), which separate accounts are set forth on Schedule B hereto, as such Schedule may be revised from time to time. Such services may include, without limitation: answering owner inquiries about the Funds; establishing information interfaces and websites and internal systems for Service shares; providing assistance and support with regard to the training of owner relationship personnel and sales agents; providing statements and/or reports showing tax, performance, owner account and other information relating to Service shares; providing portfolio manager commentaries to owners and other interested parties; and providing such other information and services as you reasonably may request, to the extent we are permitted by applicable statute, rule or regulation. If we are restricted or unable to provide the services contemplated above, we agree not to perform such services and not to accept fees thereafter. Our acceptance of any fees hereunder shall constitute our representation (which shall survive any payment of such fees and any termination of this Agreement and shall be reaffirmed each time we accept a fee hereunder) that our receipt of such fee is lawful.

2. We shall provide such office space and equipment, telephone facilities and personnel as is necessary or beneficial for providing the services described in Paragraph 1 of this Agreement.

3. We agree that neither we nor any of our employees or agents are authorized to make any representation concerning any Fund, except those contained in the then current

         Prospectus furnished to us by you or the Fund, or in such supplemental literature or advertising materials as may be authorized by you in writing.

4. We acknowledge that this Agreement is an agreement entered into pursuant to the Fund's Distribution Plan adopted pursuant to Rule 12b-1 under the Act, and shall become effective for a Fund only when approved by a vote of a majority of (i) the Fund's Board of Directors or Trustees, as the case may be (collectively "Directors," individually "Director"), and (ii) Directors who are not "interested persons" (as defined in the Act) of the Fund and have no direct or indirect financial interest in this Agreement, cast in person at a meeting called for the purpose of voting on such approval.

5. As to each Fund, this Agreement shall continue until the last day of the calendar year next following the date of execution, and thereafter shall continue automatically for successive annual periods ending on the last day of each calendar year, providing such continuance is approved specifically at least annually by a vote of a majority of (i) the Fund's Directors and (ii) Directors who are not "interested persons" (as defined in the Act) of the Fund and have no direct or indirect financial interest in this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.

6. (a) As to each Fund, this Agreement is terminable without penalty, at any time, by vote of a majority of the Fund's Directors who are not "interested persons" (as defined in the Act) and have no direct or indirect financial interest in this Agreement or, upon not more than 60 days' written notice, by vote of holders of a majority of the Fund's outstanding Service shares. As to each Fund, this Agreement is terminable without penalty upon 15 days' notice by either party. In addition, you may terminate this Agreement as to any or all Funds immediately, without penalty, if the present investment adviser of such Fund(s) ceases to serve the Fund(s) in such capacity, or if you cease to act as distributor of such Fund(s). Notwithstanding anything contained herein, if the Distribution Plan adopted by the Fund is terminated by the Fund's Board, or the Distribution Plan, or any part thereof, is found invalid or is ordered terminated by any regulatory or judicial authority, or we fail to perform the distribution, advertising, marketing and shareholder servicing functions contemplated herein as to any or all of the Funds, this Agreement shall be terminable effective upon receipt of notice thereof by us. This Agreement also shall terminate automatically, as to the relevant Fund, in the event of its assignment (as defined in the Act).

         (b) This Agreement shall become effective only when accepted and signed by you and when the conditions in Paragraph 4 of this Agreement are satisfied. This Agreement may be amended by you upon 15 days' prior notice to us, and such amendment shall be deemed accepted by us upon the acceptance of a fee payable under this Agreement after the effective date of any such amendment. This Agreement constitutes the entire agreement and understanding between the parties hereto relating to the subject matter hereof and supersedes any and all prior agreements between the parties hereto relating to the subject matter hereof.

7. In consideration of the services and facilities described herein, we shall be entitled to receive from you, and you agree to pay us with respect to each Fund, the fees set forth opposite the Fund's name on Schedule A hereto. We understand that any payments pursuant to this Agreement shall be paid only so long as this Agreement, the Plan and the Fund's participation agreement with us are in effect. We agree that no Director, officer or shareholder of the Fund shall be liable individually for the performance of the obligations hereunder or for any such payments.

8. Each party hereby represents and warrants to the other party that: (a) it is a corporation, partnership or other entity duly organized and validly existing in good standing under the laws of the jurisdiction in which it was organized; (b) it will comply with all applicable federal and state laws, and the rules, regulations, requirements and conditions of all applicable regulatory and self-regulatory agencies or authorities in the performance of its duties and responsibilities hereunder; (c) the execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly authorized by all necessary action, and all other authorizations and approvals (if any) required for its lawful execution and delivery of this Agreement and its performance hereunder have been obtained; and
         (d) upon execution and delivery by it, and assuming due and valid execution and delivery by the other party, this Agreement will constitute a valid and binding agreement, enforceable in accordance with its terms.

9. We represent and warrant that the services we agree to render under this Agreement are not services for which we deduct fees and charges under the variable insurance products investing in the Service shares or for which we are paid compensation pursuant to another arrangement.

10. We agree to provide to you and each applicable Fund such information relating to our services hereunder as may be required to be maintained by you and/or such Fund under applicable federal or state laws, and the rules, regulations, requirements or conditions of applicable regulatory and self-regulatory agencies or authorities.

11. (a) We agree to indemnify and hold harmless you and your officers and directors, and each Fund and its Directors and any person who controls you and/or the Fund within the meaning of Section 15 of the Securities Act of 1933, as amended, from any and all loss, liability and expense resulting from our gross negligence or willful wrongful acts under this Agreement, except to the extent such loss, liability or expense is the result of your willful misfeasance, bad faith or gross negligence in the performance of your duties, or by reason of the reckless disregard of your obligations and duties under this Agreement.

         (b) You agree to indemnify and hold us and our officers and directors harmless from any and all loss, liability and expense resulting from your gross negligence or willful wrongful acts under this Agreement, except to the extent such loss, liability or expense is the result of our willful misfeasance, bad faith or gross negligence in the performance of our duties, or by reason of our reckless disregard of our obligations and duties under this Agreement.

12. Neither this Agreement nor the performance of the services of the respective parties hereunder shall be considered to constitute an exclusive arrangement, or to create a partnership, association or joint venture between you and us. Neither party hereto shall be, act as, or represent itself as, the agent or representative of the other, nor shall either party have the right or authority to assume, create or incur any liability, or any obligation of any kind, express or implied, against or in the name of, or on behalf of, the other party.

13. All notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery or by postage prepaid, registered or certified United States first class mail, return receipt requested, or by telecopier, telex, telegram or similar means of same day delivery (with a confirming copy by mail as provided herein). Unless otherwise notified in writing, all notices to you shall be given or sent to you at 200 Park Avenue, New York, New York 10166, Attention: General Counsel, and all notices to us shall be given or sent to us at our address, which shall be furnished to you in writing on or before the effective date of this Agreement.

14. This Agreement shall be governed and construed in accordance with the internal laws of the State of New York, without giving effect to the principles of conflict of laws.

Very truly yours,

MODERN WOODMEN OF AMERICA

1701 First Avenue
Rock Island, IL  61201


By: /s/ Clyde C. Schoeck
    ----------------------------

Title: Clyde C. Schoeck
       President

Date:


NOTE: Please sign and return both copies of this Agreement to Dreyfus Service Corporation. Upon acceptance, one countersigned copy will be returned to you for your files.

Accepted:  DREYFUS SERVICE CORPORATION

By: /s/ William Maresca
    ----------------------------
    William Maresca

Title: Chief Financial Officer

Date:

                                           SCHEDULE A

                                           FEE AT AN ANNUAL RATE AS A
                                           PERCENTAGE OF AVERAGE DAILY NET
                                           ASSET VALUE OF SERVICE SHARES HELD
FUND AND PORTFOLIO NAME                    ON BEHALF OF OWNERS(1)
-----------------------                    -------------------------
The Dreyfus Socially Responsible Growth    .25%
Fund, Inc.


--------
(1) For purposes of determining the fee payable hereunder, the average daily net asset value of the Fund's Service shares shall be computed in the manner specified in the Fund's charter documents and then-current Prospectus and Statement of Additional Information.

                                   SCHEDULE B

Name of Separate Account

         Modern Woodmen of America Variable Account
         Modern Woodmen of America Variable Annuity Account